Exhibit 99.1
Thoughtworks Reports First Quarter 2024 Financial Results
•First quarter revenues of $248.6 million
•Raises full year revenue guidance and reiterates full year Adjusted EBITDA Margin guidance
•Provides guidance for second quarter of 2024
CHICAGO, IL., (May 7, 2024) – Thoughtworks Holding, Inc. (NASDAQ: TWKS) ("Thoughtworks" or the "Company"), a leading global technology consultancy, today reported results for the first quarter of 2024 and provided an updated financial outlook for the full year and second quarter of 2024.
Guo Xiao, Thoughtworks' Chief Executive Officer, said, "I would like to thank Thoughtworkers worldwide who work tirelessly to deliver extraordinary impact for our clients.
We delivered revenues of $248.6 million in the first quarter, which exceeded our revenue expectations. Our ongoing restructuring program is focused on driving efficiencies, and we are committed to achieving our 2024 margin profile as we continue to execute on our plan. We expect to return to sequential quarter-over-quarter revenue growth in the second quarter of 2024.
While the macroeconomic environment continues to be challenging, we are seeing signs of stability in our business. Bookings in the first quarter were strong and we contracted with 49 new clients. We continue to see high client interest in our AI services portfolio. We have also seen market traction around Data Mesh and our DAMO™ managed services.
Our thought leadership and employee base of outstanding technologists position us to help our clients harness the power of cloud, data and AI to achieve future success.”
Update on Restructuring Activities
On August 8, 2023, Thoughtworks initiated several measures to reduce operational costs and better align our business with our customers’ needs in a challenging macroeconomic environment.
During the first quarter of 2024, Thoughtworks incurred pre-tax cash charges of approximately $2.1 million, which include $1.0 million in wage-related costs and $1.1 million in non-wage related costs. Since the program’s inception in August 2023 through March 31, 2024, we have incurred pre-tax cash charges of approximately $21.1 million, which include $18.3 million in wage-related costs and $2.8 million in non-wage related costs, and have achieved $87 million of annualized savings, which is above our targeted range of $75 million to $85 million.
We are continuing to execute on our plan, and we remain focused on driving additional savings. As we have undergone the process of improving our cost profile, we have identified additional opportunities to drive further cost savings.
As a result, Thoughtworks is increasing its restructuring program to capture additional savings of $25 million to $30 million, for a total restructuring program savings of $100 million to $115 million. We still expect the restructuring program to be completed by the end of the third quarter of 2024.
Thoughtworks expects to incur additional pre-tax cash charges of approximately $6.5 million to $8.0 million, for total expected pre-tax charges of approximately $26.5 million to $33.0 million (the “Updated Total Charges”). The Updated Total Charges include $22.5 million to $27.5 million in wage-related expenses, such as employee severance and related benefits, and $4.0 million to

$5.5 million in non-wage related expenses, including costs related to reducing leased office space, vendor contract cancellations and professional fees.
QTD first quarter 2024 highlights
Revenues for the first quarter were $248.6 million, a year-over-year decline of (19.0)%, or a year-over-year decline of (18.7)% in constant currency. Acquisitions completed in the last twelve months had an immaterial contribution to revenue growth in the quarter.
Net loss margin for the first quarter was (12.4)% compared to (2.6)% for the first quarter of 2023. Adjusted EBITDA Margin for the first quarter was 2.7% compared to 11.4% for the first quarter of 2023.
Diluted loss per share for the first quarter was $(0.10) compared to $(0.03) for the first quarter of 2023. Adjusted diluted loss per share for the first quarter was $(0.02) compared to Adjusted Diluted EPS of $0.03 for the first quarter of 2023.
QTD first quarter 2024 summary

	Three Months Ended March 31,
$ in millions, except per share data	2024	2023	Change	% Change(1)
GAAP Metrics:
Revenues(2)	$248.6	$307.1	$(58.5)	(19.0)%
Gross Profit	$69.8	$97.5	$(27.7)	(28.4)%
Gross Margin	28.1%	31.8%	(3.7)%
SG&A	$76.2	$86.3	$(10.1)	(11.7)%
SG&A Margin	30.7%	28.1%	2.6%
Stock-based compensation	$10.6	$17.7	$(7.1)	(40.1)%
Net loss	$(30.9)	$(8.1)	$(22.8)
Net loss margin	(12.4)%	(2.6)%	(9.8)%
Diluted loss per share	$(0.10)	$(0.03)	$(0.07)
Cash flow from operations	$(15.8)	$33.0	$(48.8)
Non-GAAP Metrics(3):
Revenue Growth Rate at constant currency(4)	(18.7)%	(0.9)%
Adjusted Gross Profit	$77.1	$111.8	$(34.7)	(31.0)%
Adjusted Gross Margin	31.0%	36.4%	(5.4)%
Adjusted SG&A	$70.3	$77.2	$(6.9)	(8.9)%
Adjusted SG&A Margin	28.3%	25.1%	3.2%
Adjusted Net (Loss) Income	$(7.4)	$10.1	$(17.5)
Adjusted EBITDA	$6.8	$34.9	$(28.1)	(80.5)%
Adjusted EBITDA Margin	2.7%	11.4%	(8.7)%
Adjusted Diluted (Loss) Earnings Per Share	$(0.02)	$0.03	$(0.05)
Free Cash Flow	$(20.0)	$31.4	$(51.4)
(1) Percentage change for net loss, diluted loss per share, cash flow from operations, adjusted net (loss) income, adjusted diluted (loss) earnings per share and free cash flow were excluded as they were determined to be not meaningful due to a loss or negative position in one or both periods.
(2) Acquisitions completed in the last twelve months had an immaterial contribution to revenue growth for the quarter.
(3) See “Non-GAAP financial measures” for how we define these measures and the financial tables that accompany this release for reconciliation of these measures to the closest comparable GAAP measures.

(4) Revenue Growth Rate at Constant Currency is calculated by translating the current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison; therefore the weighted average rates used in each respective calculation are not consistent. The change in revenue growth rate at constant currency was excluded, as it was determined to be not meaningful.
Bookings
Our overall bookings for the trailing twelve months ended March 31, 2024 was $1.2 billion, stable sequentially and a year-over-year decrease from $1.5 billion. The sequential stability from the fourth quarter of 2023 to the first quarter of 2024 is a result of strong bookings in the first quarter of 2024 as our industry-based go-to-market strategy is gaining momentum. The 20.0% year-over-year decrease in bookings is primarily a result of reduced client budgets reflecting caution around the macroeconomic environment and smaller contract sizes which reflect a shift to offshore services, where bill rates are lower compared to onshore work, and, in certain cases, discounts or pricing adjustments.

	Trailing Twelve Months Ended March 31,
$ in millions	2024	2023
# of clients with bookings greater than $10 million	32	38
# of clients with bookings between $5 million and $10 million	25	32
Revenue by geography(5)

	Three Months Ended March 31,
$ in thousands	2024	2023	% Change
North America	$88,800	$115,060	(22.8)%
APAC	86,713	97,484	(11.0)%
Europe	62,212	78,784	(21.0)%
LATAM	10,868	15,728	(30.9)%
Total revenues	$248,593	$307,056	(19.0)%
(5) Revenues are presented geographically, by customer location. During the first quarter of 2024, in connection with the restructuring, the Company updated the disaggregation of revenue by customer location to reflect the geographical market based on contracting location, consistent with client ownership within our geographical markets, versus billing location, as previously reported. All corresponding disclosures and historical amounts have been recast to reflect the change.
Revenue by industry vertical

	Three Months Ended March 31,
$ in thousands	2024	2023	% Change
Technology and business services	$65,369	$74,133	(11.8)%
Energy, public and health services	63,022	84,039	(25.0)%
Retail and consumer	38,931	47,912	(18.7)%
Financial services and insurance	39,155	55,155	(29.0)%
Automotive, travel and transportation	42,116	45,817	(8.1)%
Total revenues	$248,593	$307,056	(19.0)%
Liquidity
We had cash and cash equivalents of $72.6 million as of March 31, 2024, along with $300.0 million of borrowing capacity under our revolving credit line, which was undrawn as of March 31, 2024. Our total debt outstanding, gross of deferred financing fees, was $293.6 million at March 31, 2024.
Financial outlook
Thoughtworks provides the following outlook for the second quarter and full year 2024:
Second quarter
Thoughtworks expects the following for the second quarter:
•Revenues in the range of $250 million to $255 million, reflecting year-over-year decline of (13)% to (11)% in U.S. dollars and in constant currency, which includes an immaterial contribution from acquisitions;
•Adjusted EBITDA Margin(6) in the range of 5.5% to 7.5%; and
•Adjusted Diluted (Loss) Earnings Per Share(6) in the range of $(0.01) to $0.01, assuming a weighted average of 323 million diluted outstanding shares.
Full year
Thoughtworks now expects the following for the full year:
•Revenues in the range of $995 million to $1,020 million, reflecting year-over-year decline of (12)% to (9)%, or (12)% to (10)% in constant currency, which includes an immaterial contribution from acquisitions;
•Adjusted EBITDA Margin(6) in the range of 8.0% to 10.0%;
•Adjusted Diluted EPS(6) in the range of $0.02 to $0.08, assuming a weighted average of 330 million diluted outstanding shares; and
•Stock-based compensation expense of $42 million.
(6) Excludes restructuring charges.

Conference call information
Thoughtworks will host a conference call and webcast at 8:00 a.m. Eastern Time on Tuesday, May 7, 2024, to discuss our financial results. To access the conference call and webcast and the accompanying slide presentation, which has additional information regarding Thoughtworks' operating results, you can visit our investor relations website at https://investors.thoughtworks.com. A replay of the webcast will be made available on our investor relations website at https://investors.thoughtworks.com. Information on Thoughtworks' website is not part of this press release.
About Thoughtworks
Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are over 10,500 Thoughtworkers strong across 47 offices in 19 countries. For 30+ years, we've delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.
Investor contact:
Thoughtworks Holding, Inc.
Rob Muller: investor-relations@thoughtworks.com
Press contact:
Thoughtworks Holding, Inc.
Linda Horiuchi: linda.horiuchi@thoughtworks.com
Thoughtworks uses and intends to continue to use our investor relations website at https://investors.thoughtworks.com and social media, @thoughtworks on Twitter and LinkedIn, as a means of publicly disclosing material information and for complying with our disclosure obligations under Regulation Fair Disclosure. Investors should monitor these channels in addition to following the Company’s press releases, SEC filings, public conference calls and webcasts.
Forward-looking statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: the statements under "Financial outlook," including expectations relating to revenues and other financial or business metrics; the statements under “Update on Restructuring Activities,” including expectations relating to the size of the restructuring actions, the amount and timing of related cost savings and charges and the potential long-term benefits of the restructuring actions; statements regarding relationships with existing and potential clients and their engagement decisions; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: current and future impact of macro-related factors on Thoughtworks' clients’ engagement decisions, Thoughtworks’ business and industry; the effects of competition on the future business of Thoughtworks; uncertainty regarding the demand for and market utilization of our services; the ability to implement our restructuring actions, including the costs of such actions and the uncertainty of the impact of such actions on financial performance; the ability to maintain or acquire new client relationships; other general business and economic conditions (including such conditions related to inflation and foreign currency exchange rates); and our ability to successfully execute our strategy and strategic plans. For additional information concerning these and other risks and uncertainties, please see Thoughtworks' latest Annual Report on Form 10-K, latest Quarterly Report on Form 10-Q, and other filings and reports that Thoughtworks may file from time to time. Except as required by law, Thoughtworks assumes no obligation, and does not intend, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP financial measures
Certain financial metrics contained in this press release are considered non-GAAP financial measures. Definitions of and the related reconciliations for these non-GAAP financial measures can be found below. We use these non-GAAP measures in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, many of the non-GAAP financial measures used herein exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy.
Certain non-GAAP measures related to our financial outlook included in this press release and the associated webcast were not reconciled to the comparable GAAP financial measures because the GAAP measures are not assessable on a forward-looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation, acquisitions, income tax effects of adjustments and other items. The unavailable information could have a significant impact on the Company's GAAP financial results. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Revenue Growth Rate and Revenue Growth Rate at constant currency
Certain of our subsidiaries use functional currencies other than the U.S. dollar and the translation of these foreign currency amounts into U.S. dollars can impact the comparability of our revenues between periods. Accordingly, we use Revenue Growth Rate at constant currency as an important indicator of our underlying performance. Revenue Growth Rate at constant currency is calculated by applying the average exchange rates in effect during the earlier comparative fiscal period to the later fiscal period.
Adjusted Gross Profit and Adjusted Gross Margin
We define gross profit as total revenues less cost of revenues. We define Adjusted Gross Profit as gross profit excluding stock-based compensation expense, employer payroll related expense on employee equity incentive plan and depreciation expense. We calculate Adjusted Gross Margin by dividing Adjusted Gross Profit by total revenues. Our management uses Adjusted Gross Profit to assess overall performance and profitability, without regard to the aforementioned adjustments, which are unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted SG&A and Adjusted SG&A Margin
We define Adjusted SG&A as selling, general and administrative expense excluding stock-based compensation expense, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations and employer payroll related expense on employee equity incentive plan. We calculate Adjusted SG&A Margin by dividing Adjusted SG&A by total revenues.
Our management uses Adjusted SG&A and Adjusted SG&A Margin to assess our overall performance, without regard to items such as stock-based compensation expense and other items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings Per Share
We define Adjusted Net (Loss) Income as net loss adjusted for unrealized loss (gain) on foreign currency exchange, stock-based compensation expense, amortization of acquisition-related intangibles, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, employer payroll related expense on employee equity incentive plan, restructuring charges and income tax effects of adjustments.
We define Adjusted Diluted (Loss) Earnings Per Share as diluted (loss) earnings per share, with the numerator adjusted for the aforementioned adjustments to Adjusted Net (Loss) Income. In other words, the numerator for Adjusted Diluted (Loss) Earnings Per Share utilizes Adjusted Net (Loss) Income. We calculate Adjusted Diluted (Loss) Earnings Per Share by dividing Adjusted Net (Loss) Income by diluted weighted average shares outstanding.
Our management uses Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings Per Share to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, net of the income tax effects of adjustments.
Our management uses Adjusted Net (Loss) Income for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net loss adjusted to exclude income tax expense; interest expense; other (income) expense, net, excluding a gain related to the mark to market adjustment on shares received in relation to the sale and settlement of trade receivables; unrealized loss (gain) on foreign currency exchange; stock-based compensation expense; depreciation and amortization expense; acquisition costs; certain professional fees that are considered unrelated to our ongoing revenue generating operations; employer payroll related expense on employee equity incentive plan; and restructuring charges. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company's operating performance without regard to the aforementioned adjustments that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired or costs that are unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations.
Our management uses Adjusted EBITDA and Adjusted EBITDA Margin for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Free Cash Flow
We define Free Cash Flow as net cash (used in) provided by operating activities less cash used for purchases of property and equipment. We believe that Free Cash Flow is a useful indicator of liquidity for investors and is used by our management as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that Free Cash Flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(unaudited)

	Three months ended March 31,
	2024	2023
Revenues	$248,593	$307,056
Operating expenses:
Cost of revenues	178,813	209,522
Selling, general and administrative expenses	76,230	86,340
Depreciation and amortization	5,635	5,542
Restructuring	2,115	—
Total operating expenses	262,793	301,404
(Loss) income from operations	(14,200)	5,652
Other (expense) income:
Interest expense	(6,586)	(6,862)
Net realized and unrealized foreign currency (loss) gain	(10,408)	1,185
Other income (expense), net	349	(723)
Total other expense	(16,645)	(6,400)
Loss before income taxes	(30,845)	(748)
Income tax expense	37	7,359
Net loss	$(30,882)	$(8,107)

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(364)	242
Comprehensive loss	$(31,246)	$(7,865)

Net loss per common share:
Basic loss per common share	$(0.10)	$(0.03)
Diluted loss per common share	$(0.10)	$(0.03)

Weighted average shares outstanding:
Basic	322,638,110	316,451,601
Diluted	322,638,110	316,451,601

Stock-based compensation expense included in the condensed consolidated statements of loss and comprehensive loss was as follows:

	Three months ended March 31,
	2024	2023
Cost of revenues	$5,599	$10,530
Selling, general and administrative expenses	5,020	7,149
Total stock-based compensation expense	$10,619	$17,679

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$72,554	$100,305
Trade receivables, net of allowance of $9,991 and $9,550, respectively	130,560	167,942
Unbilled receivables	133,980	115,150
Prepaid expenses	18,230	19,692
Other current assets	25,816	25,269
Total current assets	381,140	428,358
Property and equipment, net	27,246	26,046
Right-of-use assets	39,198	41,771
Intangibles and other assets:
Goodwill	419,875	424,565
Trademark	273,000	273,000
Customer relationships, net	108,933	114,186
Other non-current assets	19,128	19,310
Total assets	$1,268,520	$1,327,236
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,266	$2,767
Long-term debt, current	7,150	7,150
Accrued compensation	72,721	88,712
Deferred revenue	12,138	18,090
Accrued expenses and other current liabilities	22,223	27,260
Lease liabilities, current	14,092	15,301
Total current liabilities	132,590	159,280
Lease liabilities, non-current	28,032	29,791
Long-term debt, less current portion	284,364	286,035
Deferred tax liabilities	47,708	54,907
Other long-term liabilities	22,470	24,093
Total liabilities	515,164	554,106
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 100,000,000 shares authorized, zero issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 373,295,466 and 372,876,082 issued, 322,826,928 and 322,407,385 outstanding at March 31, 2024 and December 31, 2023, respectively	373	373
Treasury stock, 50,468,538 and 50,468,697 shares at March 31, 2024 and December 31, 2023, respectively	(622,987)	(622,988)
Additional paid-in capital	1,638,964	1,627,491
Accumulated other comprehensive loss	(38,530)	(38,166)
Retained deficit	(224,464)	(193,580)
Total stockholders' equity	753,356	773,130
Total liabilities and stockholders' equity	$1,268,520	$1,327,236

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(30,882)	$(8,107)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	7,155	9,089
Bad debt expense	821	1,452
Deferred income tax benefit	(5,893)	(4,485)
Stock-based compensation expense	10,619	17,679
Unrealized foreign currency exchange loss/(gain)	10,202	(948)
Non-cash lease expense on right-of-use assets	4,044	4,525
Other operating activities, net	(52)	1,413
Changes in operating assets and liabilities:
Trade receivables	33,720	56,674
Unbilled receivables	(20,708)	(23,238)
Prepaid expenses and other assets	797	(1,393)
Lease liabilities	(3,931)	(4,705)
Accounts payable	645	1,975
Accrued expenses and other liabilities	(22,287)	(16,884)
Net cash (used in) provided by operating activities	(15,750)	33,047
Cash flows from investing activities:
Purchase of property and equipment	(4,224)	(1,657)
Proceeds from disposal of fixed assets	88	91
Acquisitions, net of cash acquired	—	(15,989)
Net cash used in investing activities	(4,136)	(17,555)
Cash flows from financing activities:
Payments of obligations of long-term debt	(1,788)	(101,788)
Payments of debt issuance costs	—	(99)
Proceeds from issuance of common stock on exercise of options	759	2,169
Withholding taxes paid related to net share settlement of equity awards	(4,053)	(2,348)
Other financing activities, net	298	25
Net cash used in financing activities	(4,784)	(102,041)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,783)	1,548
Net decrease in cash, cash equivalents and restricted cash	(27,453)	(85,001)
Cash, cash equivalents and restricted cash at beginning of the period	101,660	195,564
Cash, cash equivalents and restricted cash at end of the period	$74,207	$110,563

Supplemental disclosure of cash flow information:
Interest paid	$6,063	$6,645
Income taxes paid	$5,623	$6,856

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$72,554	$109,268
Restricted cash included in other non-current assets	1,653	1,295
Total cash, cash equivalents and restricted cash	$74,207	$110,563

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended March 31,
	2024	2023
Net loss	$(30,882)	$(8,107)
Unrealized foreign exchange loss (gain)	10,202	(948)
Stock-based compensation	10,619	17,679
Amortization of acquisition-related intangibles	3,657	3,591
Acquisition costs (a)	909	1,706
Certain professional fees (b)	—	225
Employer payroll related expense on employee equity incentive plan (c)	221	242
Restructuring (d)	2,115	—
Income tax effects of adjustments (e)	(4,284)	(4,321)
Adjusted Net (Loss) Income	$(7,443)	$10,067

GAAP diluted weighted average common shares outstanding	322,638,110	316,451,601
Employee stock options, RSUs and PSUs	—	14,830,984
Adjusted diluted weighted average common shares outstanding	322,638,110	331,282,585
GAAP diluted loss per share	$(0.10)	$(0.03)
Adjusted Diluted (Loss) Earnings Per Share	$(0.02)	$0.03

	Three months ended March 31,
	2024	2023
Net loss	$(30,882)	$(8,107)
Income tax expense	37	7,359
Interest expense	6,586	6,862
Other (income) expense, net (f)	(186)	793
Unrealized foreign exchange loss (gain)	10,202	(948)
Stock-based compensation	10,619	17,679
Depreciation and amortization	7,155	9,089
Acquisition costs (a)	909	1,706
Certain professional fees (b)	—	225
Employer payroll related expense on employee equity incentive plan (c)	221	242
Restructuring (d)	2,115	—
Adjusted EBITDA	$6,776	$34,900
Net loss margin	(12.4)%	(2.6)%
Adjusted EBITDA Margin	2.7%	11.4%

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended March 31,
	2024	2023
Gross profit, GAAP	$69,780	$97,534
Stock-based compensation	5,599	10,530
Employer payroll related expense on employee equity incentive plan (c)	223	186
Depreciation expense	1,520	3,547
Adjusted Gross Profit	$77,122	$111,797
Gross margin, GAAP	28.1%	31.8%
Adjusted Gross Margin	31.0%	36.4%

	Three months ended March 31,
	2024	2023
SG&A, GAAP	$76,230	$86,340
Stock-based compensation	(5,020)	(7,149)
Acquisition costs (a)	(909)	(1,706)
Certain professional fees (b)	—	(225)
Employer payroll related expense on employee equity incentive plan (c)	2	(56)
Adjusted SG&A	$70,303	$77,204
SG&A margin, GAAP	30.7%	28.1%
Adjusted SG&A Margin	28.3%	25.1%
(a)Adjusts for certain professional fees and retention wage expenses related to certain acquisitions.
(b)Adjusts for certain one-time professional fees.
(c)Adjusts for employer payroll related expense on employee equity incentive plan as these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise. As a result, these expenses may vary in any particular period independent of the financial and operating performance of our business.
(d)Adjusts for restructuring costs which include wage-related expenses, such as employee severance and related benefits, and non-wage related expenses, including costs related to reducing leased office space, vendor contract cancellations, professional fees, and other reorganization costs.
(e)Adjusts for the income tax effects of the foregoing adjusted items, determined under the discrete method consistent with our non-GAAP measures of profitability.
(f)QTD Q1 2024 and QTD Q1 2023 exclude a $0.2 million gain and $0.1 million gain, respectively, related to the mark to market adjustment on shares received in relation to the sale and settlement of trade receivables. The gains were included within other income (expense), net in the consolidated statements of loss and comprehensive loss.

	Three months ended March 31,
	2024	2023
Net cash (used in) provided by operating activities	$(15,750)	$33,047
Purchase of property and equipment	(4,224)	(1,657)
Free Cash Flow	$(19,974)	$31,390